Exhibit 99.12C

S&P Quality Rankings Global Equity Managed Trust
Cusip: 09250D109
Ticker: BQY

Record Date	February 12, 2010
Pay Date	February 26, 2010

Distribution Amount per share	$0.1875

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.1099	59%	$0.1268	34%
Net Realized Short-Term Capital Gains	$0.0776	41%	$0.2482	66%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.1875	100%	$0.3750	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2010				2.85%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2010				5.61%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2010				1.38%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2010				2.81%

At February 10, 2010, and after giving effect to the Fund’s cumulative gain distributions for it’s fiscal year, the sum of the Fund's accumulated net realized losses and net unrealized depreciation of portfolio securities was approximately $(1.6) million. The amount of the Fund’s unrealized depreciation of portfolio securities as of that date was $(2.7) million.

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

Currently there is no estimated return of capital for the Trust. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

S&P Quality Rankings Global Equity Managed Trust
Cusip: 09250D109
Ticker: BQY

Record Date	November 13, 2009
Pay Date	November 30, 2009

Distribution Amount per share	$0.1875

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.0683	36%	$0.0683	36%
Net Realized Short-Term Capital Gains	$0.1192	64%	$0.1192	64%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.1875	100%	$0.1875	100%

Average annual total return (in relation to NAV) for the 5-year period ending on October 31, 2009				3.68%

Current fiscal period’s annualized distribution rate as a percentage of NAV as of October 31, 2009				5.61%

Cumulative total return (in relation to NAV) for the fiscal year through October 31, 2009				17.64%

Cumulative fiscal year distribution rate expressed as a percentage of NAV as of October 31, 2009				1.40%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

Currently there is no estimated return of capital for the Trust. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257